UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 5, 2009
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
FY10 Executive Annual Incentive Plans
On May 5, 2009, the Company adopted FY10 Executive Annual Incentive Plans for its executive officers, including the named executive officers. Under the terms of these plans, the named executive officers will be eligible to receive performance-based incentive bonuses based on the Company’s achievement of specified performance metrics. For our named executive officers, the target payouts under the FY10 Executive Annual Incentive Plans are 80% to 125% of a participant’s annual base salary at 100% achievement. For our chief executive officer, the actual bonus amounts are subject to the following metrics and weighting: (a) achievement of targeted annual revenue growth of Symantec (50% weighting); and (b) achievement of targeted annual earnings per share growth of Symantec (50% weighting). For all other named executive officers, the actual bonus amounts are subject to the following metrics and weighting: (a) achievement of targeted annual revenue growth of Symantec (50% weighting); (b) achievement of targeted annual earnings per share growth of Symantec (20% weighting); and (c) achievement of the named executive officer’s business unit performance (30% weighting). With respect to all metrics, the calculations will be made assuming that foreign currency is held constant at plan rates. The measurement periods for all metrics and earnings per share growth is the fiscal year ending on April 2, 2010. During the 2010 fiscal year, no participant shall receive an award of more than $5 million under the FY10 Executive Annual Incentive Plans. John Thompson, our retired Chief Executive Officer and current Chairman of the Board, will not participate in the FY10 Executive Annual Incentive Plan.
Adoption of FY10 Long Term Incentive Plan (LTIP)
On May 5, 2009, the Company adopted the FY10 Long Term Incentive Plan for its executive officers (the “Participants”). Under the terms of this plan, the Participants will be eligible to receive performance-based compensation based upon the level of attainment of target performance metrics through the Company’s fiscal year ending April 2, 2010 (the “Performance Period”). The long-term incentive will be measured at the end of the Performance Period and paid following the last day of the second (2nd) fiscal year following the end of the Performance Period (the “Payment Date”). A Participant must be an employee of the Company on the Payment Date to receive the payment. Subject to certain exceptions, a Participant who terminates his or her employment with the Company before the Payment Date will not be eligible to receive the payment or any prorated portion thereof.
The Company’s operating cash flow achievement for the Performance Period against target operating cash flow for the Performance Period will be used to determine the eligibility for a payment. A 100% payment will be paid to a participant if 100% of budgeted operating cash flow is attained with respect to the Performance Period (the “Target LTIP Award”). For Enrique Salem, our President and Chief Executive Officer, the Target LTIP award is 320% of his current base salary. For our other named executive officers, the Target LTIP Awards are between 50-73% of current base salary. A participant is eligible for 25% of the Target LTIP Award if at least 85% of budgeted Operating Cash Flow is attained with respect to the Performance Period and for up to 200% of the Target LTIP Award if at least 120% of budgeted Operating Cash Flow is attained with respect to the Performance Period. John Thompson, our retired Chief Executive Officer and current Chairman of the Board, will not participate in the FY10 Long Term Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: May 11, 2009	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary